                                                                                                                                  Filed Pursuant to Rule 424(b)(5)
Registration No. 333-191853
Registration No. 333-195008

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 15, 2013)

8,335,000  Shares

Common Stock

$2.40 per share

We are offering 8,335,000 shares of common stock.

Our common stock is traded on the NASDAQ Capital Market under the symbol "APPY." On April 2, 2014, the last reported sales price of our common stock was $2.71 per share.

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 4 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$2.400	$20,004,000
Underwriting discount (1)	$0.156	$1,300,260
Proceeds, before expenses, to Venaxis, Inc	$2.244	$18,703,740
______________
(1)  We have agreed to reimburse the underwriters for certain expenses as described under “Underwriting” in this prospectus supplement.

The underwriters have a 30–day option to purchase up to 1,250,250 additional shares of common stock from us to cover over–allotments, if any. If the underwriters exercise this option in full, the total underwriting discount will be $1,495,299, and total proceeds to us, before expenses, will be $21,509,301.

The underwriters expect to deliver the shares against payment on or about April 8, 2014.

Sole Book-Running Manager
Canaccord Genuity

Lead Manager
Craig-Hallum Capital Group

The date of this prospectus supplement is April 3, 2014.

TABLE OF CONTENTS

Prospectus Supplement

PROSPECTUS SUPPLEMENT SUMMARY	S-1

THE OFFERING	S-3

RISK FACTORS	S-4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-5

USE OF PROCEEDS	S-6

DILUTION	S-6

CAPITALIZATION	S-7

UNDERWRITING	S-8

LEGAL MATTERS	S-10

EXPERTS	S-10

WHERE YOU CAN FIND MORE INFORMATION	S-10

IMPORTANT INFORMATION INCORPORATED BY REFERENCE	S-10

Accompanying Prospectus

PROSPECTUS SUMMARY	3

RISK FACTORS	4

ABOUT THIS PROSPECTUS	4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	5

USE OF PROCEEDS	6

PLAN OF DISTRIBUTION	6

DESCRIPTION OF OUR CAPITAL STOCK	9

LEGAL MATTERS	10

EXPERTS	10

INCORPORATION BY REFERENCE	10

WHERE YOU CAN FIND MORE INFORMATION	11

We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission before the date of this prospectus supplement, you should rely on this prospectus supplement.

You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not and the underwriters have not, authorized anyone to provide you with information that is different. We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You also should read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement titled “Where You Can Find More Information” and “Important Information Incorporated By Reference.”

Unless otherwise stated in this prospectus supplement, we have assumed throughout this prospectus supplement that the over—allotment option granted to the underwriters will not be exercised.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement. This summary does not contain all of the information you should consider before investing in our securities. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under  “Where You Can Find More Information” and “Important Information Incorporated By Reference” in this prospectus supplement.  You should also carefully consider the “Risk Factors” section beginning on page S-4 of this prospectus supplement and page 4 of the accompanying prospectus and our financial statements and the related notes incorporated by reference into this prospectus, before making an investment decision.

As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “Venaxis” and “the Company” refer to the operations of Venaxis, Inc.

Overview

Venaxis® is focused on advancing products that address unmet human diagnostic needs. Venaxis was formed in July 2000 to produce purified proteins for diagnostic applications.  To date, we have leveraged our science and technology to advance development of our APPY1™ product candidate and develop animal health-related assets, including intellectual property.  In 2012, we out-licensed the animal health-related assets as part of our business plan to focus our efforts on human diagnostic products and technologies.

Our business strategy is to focus on products and technologies we believe have attractive worldwide markets and significant product margin potential.  Our acute appendicitis test, APPY1, our current primary focus, meets these objectives.  We may also pursue complementary and supporting technologies under strategic or other relationships as well as “in-licensing” agreements with third parties such as universities, researchers or individuals; add value by advancing the stage of research and development on the technologies through proof of concept, and then will either “out-license” to global diagnostic companies or continue with in-house development towards regulatory approval, product introduction and launch.  Our existing product candidate in development is under the regulatory jurisdiction of the U. S. Food and Drug Administration (FDA) for the United States.

APPY1 is a multi-marker blood test panel intended to be used by emergency department physicians to aid them in the evaluation of possible appendicitis in children, adolescent and young adult patients (ages 2 – 20) that present with abdominal pain.  We are not aware of any blood test that is cleared by the FDA for the purpose of aiding in the ruling out appendicitis, and are not aware of any competitors in this area.  We expect the main benefit of APPY1 will be to provide the physician with objective information that will aid in the identification of patients at low risk for appendicitis, and thereby potentially reducing the exposure to radiation from, and the expense associated with, the use of computed tomography (CT) scans that are currently performed on these patients.  In addition, we believe the test can potentially save significant costs through improved patient throughput in emergency departments.  In late 2012, we completed the design freeze for our APPY1 product candidate and during 2013, conducted a pivotal clinical trial to be used in connection with our application for FDA clearance.  In early 2014, we completed enrollment of the pivotal clinical trial.  The data demonstrated high sensitivity and high negative predictive value (NPV) similar to other adjunctive tests for other conditions currently in use by physicians.  On March 31, 2014, we announced that we had filed a 510(k) premarket submission for the APPY1 Test.  During 2013, we advanced on initial marketing and commercialization activities for our CE marked APPY1 products outside the United States, focusing on the European Union.

Recent Developments

Submission of 510(k) to FDA. On March 31, 2014, we announced that we had filed a 510(k) premarket submission for the APPY1 Test.  The premarket submission requested concurrent de novo determination and 510(k) clearance from the U.S. Food and Drug Administration (FDA).

Completion of Pivotal Clinical Trial.  Our pivotal clinical trial was completed in January 2014 with approximately 1,900 evaluable patients for the pivotal study analysis.  The APPY1 test demonstrated a negative predictive value (NPV) of 97.3%, with 95% confidence interval of 95.5% to 98.3%.  The NPV indicates the likelihood that a patient with a negative test result does not have acute appendicitis, which for our purposes represents the primary efficacy measure for identifying patients at low risk for the disease.  Other high level results included sensitivity of 96.9%, with a 95% confidence interval of 94.9% to 98.1% (sensitivity measures the test’s ability to identify a condition correctly), and specificity of 37.8%, with a 95% confidence interval of 35.3% to 40.4%.  The overall prevalence of appendicitis among the evaluable patients was 25%.

European Distribution Agreements.  During 2013, we advanced on initial marketing and commercialization activities for our CE-marked APPY1 products outside the United States, focusing on the European Union (E.U.). Initial commercial and marketing activities focused on identification of distribution partners, quantification of market opportunities by country and defining clinical marketing study opportunities by country.  In early 2014, we executed two long-term distribution agreements covering Spain and the Benelux Territories (Belgium, Luxembourg and the Netherlands), with additional discussions ongoing in other E.U. countries.

Company Information

We were organized as a Colorado corporation on July 24, 2000.  Our principal executive offices are located at 1585 S. Perry Street, Castle Rock, Colorado 80104.  Our phone number is (303) 794-2000 and our Internet address is www.venaxis.com.  In December 2012, the Company’s name was changed to Venaxis, Inc. from AspenBio Pharma, Inc.  The information on our website or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

THE OFFERING

Common stock offered by Venaxis, Inc.	8,335,000 shares (or 9,585,250 shares if the underwriters’ over-allotment option is exercised in full)

Common stock to be outstanding after this offering	30,593,950 shares (or 31,844,200 shares if the underwriters’ over-allotment option is exercised in full)

Use of proceeds
We intend to use the net proceeds from the sale of the securities under this prospectus together with our existing cash resources, for working capital and other general corporate purposes, including our overhead expenses while we are seeking FDA clearance for APPY1, for initial commercialization activities of APPY1 in the U.S., for sales and marketing activities in the E.U. and to advance product development activities to attempt to expand and improve performance of the test.

Risk factors
You should read the “Risk Factors” beginning on page S–4 of this prospectus supplement, on page 4 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 28, 2014, for a discussion of factors to consider before deciding to purchase shares of our common stock.

NASDAQ Capital Market symbol	APPY

The number of shares of common stock to be outstanding after this offering as reflected in the table above is based on the actual number of shares outstanding as of March 31, 2014 which was 22,258,950, and does not include, as of that date:

•	1,858,096 shares of common stock issuable upon the exercise of outstanding options granted under our stock option plans, with a weighted average exercise price of $6.32 per share;

•	3,817,935 shares of common stock issuable upon exercise of options granted outside of our stock option plans and warrants, with a weighted average exercise price of $1.92 per share; and

•	54,109 shares of common stock reserved for future issuance under our stock option plans.

 RISK FACTORS

Before you make a decision to invest in our common stock, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

See “Risk Factors” beginning on page 11 of our Annual Report on Form 10–K for the year ended December 31, 2013 filed with the SEC on March 28, 2014, which are incorporated herein by reference.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds from this offering, and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.

Investors in this offering will experience immediate and substantial dilution.

The public offering price of the shares offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the as adjusted net tangible book value per share of common stock from the price per share that you pay for the common stock. See the section entitled “Dilution” on page S-6 of this prospectus supplement for a more detailed discussion of the dilution associated with this offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including documents that we incorporate by reference herein and therein, and other information that we may furnish to the Securities and Exchange Commission from time to time, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated in this prospectus supplement or the accompanying prospectus regarding our strategy, future operations, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.  There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements.  These important factors include those set forth above under the heading “Risk Factors.” These factors and the other cautionary statements made in this prospectus supplement and accompanying prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement or the accompanying prospectus. In addition, any forward-looking statements represent our estimates only as of the date that this prospectus supplement is filed with the SEC, and should not be relied upon as representing our estimates as of any subsequent date. We do not assume any obligation to update any forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate the net proceeds from the sale of the 8,335,000 shares of common stock we are offering will be approximately $18,364,000, or approximately $21,169,000 if the underwriters exercise their over-allotment option in full.  "Net proceeds" is what we expect to receive after paying the underwriting discount and the other expenses of this offering payable by us.  We intend to use the net proceeds from the sale of the securities under this prospectus together with our existing cash resources, for working capital and other general corporate purposes, including our overhead expenses while we are seeking FDA clearance for APPY1, for initial commercialization activities of APPY1 in the U.S., for sales and marketing activities in the E.U. and to advance product development activities to attempt to expand and improve performance of the test.  At this time, we have not determined the specific uses of any offering proceeds, or the amounts we plan to spend on any particular use or the timing of such expenditures, which may vary significantly depending on various factors such as the FDA submission, our research and development activities, regulatory approvals, competition, marketing and sales, and the market acceptance of any products introduced by us or our partners.  Pending application of the net proceeds from this offering, we may invest such proceeds in short-term, interest-bearing, investment-grade securities.

DILUTION

Our net tangible book value on December 31, 2013 was approximately $11.3 million, or approximately $0.53 per share of common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets.  “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.  After giving effect to the sale of shares of common stock offered by us in this offering at a price of $2.40 per share, less the underwriting discounts and other expenses of this offering payable by us, our pro forma as adjusted net tangible book value on December 31, 2013 would have been approximately $29.7 million, or $1.00 per share of common stock.  The following table illustrates this dilution on a per share basis:

Public offering price per share		$2.40
Net tangible book value per share as of December 31, 2013	$0.53
Increase in net tangible book value per share attributable to offering	$0.47
Net tangible book value per share as of December 31, 2013 after giving effect to the offering		$1.00
Dilution per share to investors in the offering		$(1.40)

The above discussion and table are based on 21,454,380 common shares outstanding at December 31, 2013, and do not include, as of that date:

•
shares issuable pursuant to our equity compensation plans, including approximately 1,218,265 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $8.70 per share and approximately 693,940 shares available for future issuance under our equity compensation plans; and

•	4,622,505 shares of common stock issuable upon exercise of options granted outside of our stock option plans and warrants, with a weighted average exercise price of $1.82 per share.

CAPITALIZATION

Our authorized capital stock consists of 60,000,000 shares of common stock, no par value per share.  As of December 31, 2013, we had 21,454,380 outstanding shares of common stock.

As of December 31, 2013, we had 1,218,265 shares of common stock issuable upon the exercise of outstanding options granted under our stock option plans at a weighted average exercise price of $8.70 per share, 4,622,505 shares of common stock issuable upon exercise of options granted outside of our stock option plans and warrants at a weighted average exercise price of $1.82 per share, and 693,940 shares of common stock available for future issuance under our stock option plans.

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, except that in the election of directors each shareholder shall have as many votes for each share held by him, her or it as there are directors to be elected and for whose election the shareholder has a right to vote.  Cumulative voting is not permitted. Generally, all matters to be voted on by shareholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast at a meeting at which a quorum is present.

Holders of outstanding shares of our common stock are entitled to those dividends declared by the Board of Directors out of legally available funds, and, in the event of our liquidation, dissolution or winding up of our affairs, holders are entitled to receive ratably our net assets available to the shareholders.  Holders of our outstanding common stock have no preemptive, conversion or redemption rights.  All of the issued and outstanding shares of our common stock are, and all unissued shares of our common stock, when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable.  To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing shareholders may be diluted.

Our authorized but unissued shares of common stock are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans.  The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent. The transfer agent for our common stock is Corporate Stock Transfer, Inc., Denver, Colorado.

Listing. The shares of our common stock are currently listed on the NASDAQ Capital Market under the symbol “APPY.”

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through Canaccord Genuity Inc. as representative of the underwriters. We have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, the number of shares of common stock listed next to its name in the following table:

Underwriters	Number of Shares
Canaccord Genuity Inc.	5,001,000
Craig-Hallum Capital Group LLC	3,334,000
Total	8,335,000

Each underwriter is committed to purchase all the shares of common stock offered by us if it purchases any shares, other than those shares covered by the over–allotment option described below.

Each underwriter proposes to offer the common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.0936 per share. After the offering, these figures may be changed by the underwriters.

We have granted the underwriters an option to buy up to 1,250,250 additional shares of common stock from us to cover over–allotments. The underwriters may exercise this option at any time and from time to time during the 30–day period from the date of this prospectus supplement. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The following table shows the per share and total underwriting discount to be paid to the underwriters in this offering assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

		Total
	Per Share	With no Over- Allotment	With Over- Allotment
Public offering price	$2.400	$20,004,000	$23,004,600
Underwriting discounts and commissions paid by us	$0.156	$1,300,260	$1,495,299
Net proceeds, before expenses, to us	$2.244	$18,703,740	$21,509,301

We estimate that the total fees and expenses payable by us, excluding underwriting discount, will be approximately $340,000, which includes $100,000 that we have agreed to reimburse the underwriters for the fees incurred by it in connection with the offering.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

We and each of our directors and executive officers are subject to lock–up agreements that prohibit  them from offering, pledging, selling, contracting to sell, selling any option or contracting to purchase, purchasing any option or contracting to sell, granting any option, right or warrant to purchase, or otherwise transferring or disposing of, directly or indirectly, any of our shares of common stock or any of our securities convertible into or exercisable or exchangeable for our common stock, or publicly disclosing the intention to make any offer, sale, pledge or disposition, or entering into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other of our securities, whether any such transaction described above is to be settled by delivery of our common stock or such other of our securities, in cash or otherwise or make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock without the prior written consent of Cannacord Genuity Inc.  The lock–up agreement does not prohibit our directors and executive officers from transferring shares of our common stock for bona fide estate or tax planning purposes, subject to certain requirements, including that the transferee be subject to the same lock–up terms.

The lock–up agreements do not prohibit us from issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement. The lock–up provisions do not prevent us from selling shares to the underwriters pursuant to the underwriting agreement, or from granting options to acquire securities under our existing stock option plans or issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement.

Our shares are quoted on the NASDAQ Capital Market under the symbol “APPY.”

To facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may over–allot or otherwise create a short position in the common stock for its own account by selling more shares of common stock than we have sold to it. Short sales involve the sale by the underwriters of a greater number of shares than the underwriters are required to purchase in the offering. The underwriters may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker–dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time. The underwriters may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the NASDAQ Capital Market is limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the Commission limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by the underwriters and the underwriters may distribute prospectuses and prospectus supplements electronically.

From time to time in the ordinary course of its businesses, the underwriters and certain of their affiliates have engaged, and may in the future engage, in commercial banking or investment banking transactions with us and our affiliates.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby have been passed upon by Ballard Spahr LLP, Philadelphia, Pennsylvania.  Goodwin Procter LLP, New York, New York, is acting as counsel for the underwriters in connection with certain legal matters relating to the shares of common stock offered by this prospectus supplement.

EXPERTS

The financial statements of Venaxis, Inc., incorporated herein by reference, have been audited by GHP Horwath, P.C., independent registered public accounting firm, given upon the firm’s authority as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register our common stock being offered in this prospectus supplement. This prospectus supplement, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules filed thereto. For further information about us and our securities offered by this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed with the registration statement. Any statement contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement is not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. You may read and copy any materials we file with the SEC, including the registration statement, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is http://www.sec.gov. Information on or accessible through the SEC’s website is not a part of this prospectus supplement. You may also inspect our SEC reports and other information at our website at www.venaxis.com. Information on or accessible through our website is not a part of this prospectus supplement. We are subject to the information reporting requirements of the Exchange Act, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents containing such information. This prospectus supplement and the accompanying prospectus is part of a registration statement we filed with the SEC. You should rely on the information incorporated by reference in this prospectus supplement, the accompanying prospectus, and the registration statement. The information incorporated by reference is considered to be part of this prospectus supplement and information we file later with the SEC will automatically update and supersede this information and information contained in documents filed earlier with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering; provided, that we are not incorporating by reference any documents or information deemed to have been furnished and not filed in accordance with SEC rules. The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 28, 2014;

•	our Current Reports on Form 8-K filed on January 24, 2014 (Items 8.01 and 9.01), March 13, 2014 (Items 8.01 and 9.01), and March 31, 2014 (Items 8.01 and 9.01); and

•
our Registration Statement on Form 8-A filed October 1, 2002 registering our common stock under the Securities Act of 1933, as amended by Form 8-A filed on August 27, 2007 and as amended by Form 8-A / Amendment 1 on August 27, 2007.

We will furnish to you, on written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to these documents.  You may request a copy of these filings at no cost by writing or telephoning our Secretary at the following address and telephone number:

Venaxis, Inc.
Attention:  Jeffrey G. McGonegal, Chief Financial Officer and Secretary
1585 S. Perry Street
Castle Rock, Colorado 80104
Telephone No.: (303) 794-2000
Facsimile No.: (303) 798-8332

PROSPECTUS

$20,000,000
Common Stock

We may issue and sell from time to time our common stock in one or more offerings on terms to be determined at the time of sale.  The aggregate offering price of all common stock sold under this prospectus may not exceed $20 million.

We will provide a prospectus supplement each time we issue common stock, specifying the specific terms of the common stock being sold as well as the specific terms of that offering.

You should read this prospectus and any prospectus supplement, including any information incorporated herein and therein, carefully before you invest.

The common stock being sold may be sold on a delayed or continuous basis directly by us, through dealers, agents or underwriters designated from time to time, or through any combination of these methods.  If any dealers, agents or underwriters are involved in the sale of the common stock in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in any prospectus supplement.  The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement.

Our common stock is traded on the NASDAQ Capital Market under the symbol “APPY.”  On November 14, 2013, the closing price of our common stock as reported on the NASDAQ Capital Market was $1.57 per share.

Investing in our securities involves a high degree of risk.  See “RISK FACTORS” on page 4.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement for the securities being sold.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 15, 2013.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	3
RISK FACTORS	4
ABOUT THIS PROSPECTUS	4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	5
USE OF PROCEEDS	6
PLAN OF DISTRIBUTION	6
DESCRIPTION OF OUR CAPITAL STOCK	9
LEGAL MATTERS	10
EXPERTS	10
INCORPORATION BY REFERENCE	10
WHERE YOU CAN FIND MORE INFORMATION	11

You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein).  We have not authorized anyone to provide you with any different information.  We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or such prospectus supplement, and the information contained in any document incorporated herein or therein by reference is accurate only as of the date of such document incorporated by reference, regardless of the time of delivery or any sale of our securities.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 4 and our financial statements and the related notes incorporated by reference into this prospectus, before making an investment decision.

As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “Venaxis” and “the Company” refer to the operations of Venaxis, Inc.

Overview

Venaxis® is focused on advancing products that address unmet human diagnostic needs. We were formed in 2000 to produce purified proteins for diagnostic applications.  To date, we have leveraged our science and technology to advance development of our APPY1™ product candidate and to develop animal health-related assets, including intellectual property.  In 2012, we out-licensed these animal health-related assets as part of our business plan to focus our effort on human diagnostic products and technologies.

Our business strategy is to focus on products and technologies that we believe have attractive worldwide markets and significant product margin potential.  Our acute appendicitis test, APPY1, which is our current primary focus, meets these objectives.  We may also pursue technologies under “in-licensing” agreements with third parties such as universities, researchers or individuals, add value by advancing the stage of research and development on the technologies through proof of concept, and then either “out-license” to global diagnostic companies or continue with in-house development towards regulatory approval, product introduction and launch.

APPY1 is a multi-marker blood test panel intended to be used by emergency department physicians to aid them in the evaluation of possible acute appendicitis in children, adolescent and young adult patients (ages 2 – 20) who present with abdominal pain.  APPY1 is under the regulatory jurisdiction of the FDA.  We are not aware of any blood test that is cleared by the FDA for the purpose of aiding in ruling out appendicitis, and are not aware of any competitors in this area.  We expect that a principal benefit of APPY1 will be to provide physicians with objective information that will aid in the identification of patients at low risk for appendicitis, and thereby potentially reduce the exposure to radiation from, and the expense associated with, computed tomography (CT) scans that are often performed on these patients.  In addition, we believe the test can potentially save significant costs through improved patient throughput in emergency departments.  We have completed a design freeze for our APPY1 product candidate and, in early 2013, commenced a 2,000 patient, multi-center prospective pivotal clinical trial to be used in connection with our application for FDA clearance.  We also have commenced initial marketing and commercialization activities for our CE marked APPY1 products in the European Union.

Recent Developments

Pivotal Clinic Study of APPY1.  On September 26, 2013, we announced that the external Data and Safety Monitoring Board created as part of our pivotal clinical trial for our APPY1 Test had recommended continuation of the pivotal clinical trial, based upon completion of the final futility analysis included in the clinical trial design.  The futility analysis, which consisted of an independent review of the validity, integrity, and clinical and scientific relevance of the ongoing study, was performed on the first 1,061 patients to complete the study.  The pivotal study will enroll a total of 2,000 evaluable patients, of which approximately 1,500 have been enrolled to date.  We anticipate enrollment completion by the end of 2013 and, subject to the clinical trial results, to file for FDA clearance in the first quarter of 2014.

European Market Development.  While FDA clearance is being sought, an initial launch for the APPY1 Test is ongoing in select European countries.  We have entered into commercial development agreements with a number of diagnostic test distributors in Italy, Turkey and the Benelux countries, and are pursuing commercial development agreements with such distributors in the U.K., France and Germany.  Under these commercial development agreements, we are working to roll out our market development program for APPY1, including identification of initial hospitals and key opinion leaders in the European territories in which we are focused.  Our strategy is to leverage the experience of key opinion leaders in select hospitals in order to generate additional meaningful, multinational field data for APPY1 products.  We have received initial stocking orders for our APPY1 products under these relationships.

Company Information

We were organized as a Colorado corporation on July 24, 2000.  Our principal executive offices are located at 1585 S. Perry Street, Castle Rock, Colorado 80104.  Our phone number is (303) 794-2000 and our Internet address is www.venaxis.com.  In December 2012, we changed our name to Venaxis, Inc. from AspenBio Pharma, Inc.  The information on our website or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk.  You should consider carefully the risks incorporated by reference herein that are described under “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended June 30, 2013, as well as any applicable prospectus supplement and the reports we file from time to time with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus.  If  any of the events described in such “Risk Factors” section occurs or the risks described in such “Risk Factors” section actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the SEC.  By using a shelf registration statement, we may, from time to time, issue and sell our common stock in one or more offerings up to an aggregate maximum offering price of $20 million (or its equivalent in foreign or composite currencies).  Each time we sell any of our securities, we will provide a prospectus supplement that will contain more specific information about the offering and the terms of the securities being sold.  We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference.

This prospectus provides you with a general description of the Company and our securities; for further information about our business and our securities, you should refer to the registration statement, the reports incorporated by reference in this prospectus, as described in “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein).  We have not authorized anyone to provide you with any different information.  We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or such prospectus supplement, and the information contained in any document incorporated herein or therein by reference is accurate only as of the date of such document incorporated by reference, regardless of the time of delivery or any sale of our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated in this report regarding our strategy, future operations, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.  There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements.  These important factors include those set forth above under the heading “Risk Factors.” These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. In addition, any forward-looking statements represent our estimates only as of the date that this prospectus is filed with the SEC, and should not be relied upon as representing our estimates as of any subsequent date. We do not assume any obligation to update any forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus together with our existing cash resources, for working capital and other general corporate purposes, including funding for further clinical development, seeking FDA clearance for APPY1, and for initial commercialization of APPY1 in the U.S. and the E.U.  At this time, we have not determined the specific uses of any offering proceeds, or the amounts we plan to spend on any particular use or the timing of such expenditures, which may vary significantly depending on various factors such as the results of our clinical trial currently in progress, our research and development activities, regulatory approvals, competition, marketing and sales, and the market acceptance of any products introduced by us or our partners.  Pending application of the net proceeds from any particular offering, we intend to invest such proceeds in short-term, interest-bearing, investment-grade securities.

Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering.

We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby from time to time in one or more of the following ways:

•	through one or more underwriters;

•
through dealers, who may act as agents or principal (including a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);

•	directly to one or more purchasers;

•	through agents;

•	through registered direct offerings;

•	as part of a collaboration with a third party;

•	through “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	in privately negotiated transactions; and

•	in any combination of these methods of sale.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents, underwriters or dealers;

•	the terms of the securities being offered, including the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

Underwriters, dealers, agents and others that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In no event will the total amount of cash compensation paid to underwriters, placement agents, dealers or brokers exceed 10% of the gross proceeds of the offering.  We will identify in the applicable prospectus supplement any underwriters, dealers, agents and others and will describe their compensation. We may have agreements with underwriters, dealers, agents and others to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, agents and others may engage in transactions with or perform services for us in the ordinary course of their businesses.

If required under applicable state securities laws, we will sell the securities only through registered or licensed brokers or dealers. In addition, in some states, we may not sell securities unless they have been registered or qualified for sale in the applicable state or unless we have complied with an exemption from any registration or qualification requirements.

Agents

We may designate agents who agree to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Unless the prospectus supplement provides otherwise, agents will act on a best efforts basis for the period of their appointment. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Unless the prospectus supplement provides otherwise, underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship, and we may offer the securities to the public through an underwriting syndicate or through a single underwriter. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship and underwriting arrangement.

Dealers

We also may sell securities to a dealer as principal. If we sell our securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

Direct Sales and Institutional Purchases

We may also sell securities directly to one or more purchasers, in which case underwriters or agents would not be involved in the transaction.

Further, we may authorize agents, underwriters or dealers to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in an applicable prospectus supplement.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Such activities may cause the price of the securities to be higher than they would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on the Nasdaq Capital Market or otherwise.

Passive Market Making

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Costs

We will bear all costs, expenses and fees in connection with the registration of the securities, as well as the expense of all commissions and discounts, if any, attributable to sales of the securities by us.

DESCRIPTION OF OUR CAPITAL STOCK

Our authorized capital stock consists of 60,000,000 shares of common stock, no par value per share.  As of September 30, 2013, we had 21,454,380 outstanding shares of common stock.

As of September 30, 2013, we had 1,220,149 shares of common stock issuable upon the exercise of outstanding options granted under our stock option plans at a weighted average exercise price of $8.70 per share, 4,622,505 shares of common stock issuable upon exercise of options granted outside of our stock option plans and warrants at a weighted average exercise price of $1.82 per share, and 692,056 shares of common stock available for future issuance under our stock option plans.

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, except that in the election of directors each shareholder shall have as many votes for each share held by him, her or it as there are directors to be elected and for whose election the shareholder has a right to vote.  Cumulative voting is not permitted. Generally, all matters to be voted on by shareholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast at a meeting at which a quorum is present.

Holders of outstanding shares of our common stock are entitled to those dividends declared by the Board of Directors out of legally available funds, and, in the event of our liquidation, dissolution or winding up of our affairs, holders are entitled to receive ratably our net assets available to the shareholders.  Holders of our outstanding common stock have no preemptive, conversion or redemption rights.  All of the issued and outstanding shares of our common stock are, and all unissued shares of our common stock, when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable.  To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing shareholders may be diluted.

Our authorized but unissued shares of common stock are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans.  The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent. The transfer agent for our common stock is Corporate Stock Transfer, Inc., Denver, Colorado.

Listing. The shares of our common stock are currently listed on the NASDAQ Capital Market under the symbol “APPY.”

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby have been passed upon by Ballard Spahr LLP.

EXPERTS

The audited financial statements of Venaxis, Inc., incorporated herein by reference, have been audited by GHP Horwath, P.C., independent registered public accounting firm, for the period and to the extent set forth in their report.  Such financial statements have been so incorporated in reliance upon the report of such firm given upon the firm’s authority as an expert in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents containing such information. This prospectus is part of a registration statement we filed with the SEC. You should rely on the information incorporated by reference in this prospectus and the registration statement. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information and information contained in documents filed earlier with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering; provided, that we are not incorporating by reference any documents or information deemed to have been furnished and not filed in accordance with SEC rules. The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 26, 2013;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, filed on May 7, 2013, June 30, 2013, filed on August 7, 2013, and September 30, 2013, filed on November 7, 2013;

•
our Current Reports on Form 8-K filed on January 7, 2013 (Items 8.01 and 9.01), January 15, 2013 (Items 8.01 and 9.01), March 18, 2013 (Items 8.01 and 9.01), March 26, 2013 (Items 8.01 and 9.01), April 18, 2013 (Items 5.02 and 9.01), May 9, 2013 (Items 1.01, 2.03 and 9.01), May 24, 2013 (Items 1.10, 8.01 and 9.01), May 30, 2013 (Items 8.01 and 9.01), June 13, 2013 (Items 5.02, 5.03, 5.07 and 9.01), July 15, 2013 (Items 8.01 and 9.01), July 16, 2013 (Items 8.01 and 9.01) September 26, 2013 (Items 8.01 and 9.01), and November 8, 2013 (Items 8.01 and 9.01); and

•
our Registration Statement on Form 8-A filed October 1, 2002 registering our common stock under the Securities Act of 1933, as amended by Form 8-A filed on August 27, 2007 and as amended by Form 8-A / Amendment 1 on August 27, 2007.

We will furnish to you, on written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to these documents.  You may request a copy of these filings at no cost by writing or telephoning our Secretary at the following address and telephone number:

Venaxis, Inc.
Attention:  Jeffrey G. McGonegal, Chief Financial Officer and Secretary
1585 S. Perry Street
Castle Rock, Colorado 80104
Telephone No.: (303) 794-2000
Facsimile No.: (303) 798-8332

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register our common stock being offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules filed thereto. For further information about us and our securities offered by this prospectus, we refer you to the registration statement and the exhibits and schedules filed with the registration statement. Any statement contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement is not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. You may read and copy any materials we file with the SEC, including the registration statement, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is http://www.sec.gov. Information on or accessible through the SEC’s website is not a part of this prospectus. You may also inspect our SEC reports and other information at our website at www.venaxis.com. Information on or accessible through our website is not a part of this prospectus. We are subject to the information reporting requirements of the Exchange Act, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.

8,335,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Canaccord Genuity

Craig-Hallum Capital Group

April 3, 2014